Exhibit 10.2 Standard Option Agreement between ATI and Directors


DIRECTORS STOCK OPTION AGREEMENT dated the 20th day of March, 1997.

BETWEEN:


         AZTEK TECHNOLOGIES INC., a body corporate duly incorporated in the Province of British Columbia and having its head office at Suite #5, 246 Lawrence Avenue, Kelowna, British Columbia, V1Y 7L3

         (The "Company")

                                                       ON THE FIRST PART

AND:


        MIKE SINTICHAKIS of 1802 Lipsett Court, Kelowna, B.C. V1V 1X3

        (the "Director")


                                                      ON THE SECOND PART

     WHEREAS the Company wishes to encourage the best efforts of the Director and to recognize the Director's efforts and risk in performing the functions of a director of the Company by granting to the Director an option to purchase shares in the capital stock of the Company.

      NOW THEREFORE the parties hereto agree as follows:

1. The Company hereby grants to the Director an option to purchase all or any portion of 90,000 fully paid common shares (the "Optioned Shares") of the Company from the treasury, exercisable ta the price of $1.82 per share, on or before March 20, 1999.

2. The Option is exercisable by notice in writing to the Company accompanied by a certified cheque in favour of the Company for the full amount of the purchase price of the shares being then purchased. When such payment is received, the Company covenants and agrees to issue and deliver to the Director share certificates in the name of the Director for the number of shares so purchased.

3. This is an option agreement only and does not impose upon the Director any obligation to take up and pay for any of the Optioned Shares.

4. The Option shall not be transferable or assignable by the Director otherwise than by Will or the law of intestacy and the Option may be exercised during the lifetime of the Director only by the Director.

5. If the Director should die while a director of the Company, the Option may then be exercised by the legal heirs or personal representatives of the Director, to the same extent as if the Director were alive and a director of the Company for a period not exceeding one year after the death of the Director but only for such shares as the Director was entitled to at the date of the death of the Director.

6. Subject to paragraph 5 hereof, the Option shall cease and become null and void 30 days after the Director ceases to act as a director of the Company.

7. In the event of any subdivision, consolidation or other change in the share capital of the Company while any portion of the Option is outstanding, the number of shares under option to the Director and the price thereof shall be adjusted in accordance with such subdivision, consolidation or other change in the share capital of the Company.

8. The Company hereby covenants and agrees that it will reserve in its treasury sufficient shares to permit the issuance and allotment of shares to the Director in the event the Option is exercised.

9.     Time shall be of the essence of this Agreement.

10. The granting of the herein Stock Option and any amendment thereto, shall be subject to the approval of the Vancouver Stock Exchange and the shareholders of the Company.

11. Shareholder approval to the grant of the options shall be obtained prior to the exercise of options granted to insiders (as defined in the Securities Act of British Columbia).

12. Shareholder approval shall be obtained in respect of amendments to the agreement if the option as originally constituted was approved by the shareholders of the optionee is an insider of the Company at the time of the amendment.

13. This Agreement shall enure to the benefit of or be binding upon the Company, its successors and assigns and the Director and the Director's personal representatives to the extend provided in paragraph 5.

     IN WITNESS WHEREOF the parties have hereunto caused these presents to be executed as of the day and year first above written.

The COMMON SEAL OF
AZTEK TECHNOLOGIES INC.
was hereunto affixed in the presence of:

/s/ Glen Naka                              [Corporate Seal]
------------------------                    C/S
Glen Naka

SIGNED, SEALED AND DELIVERED
in the presence of:

/s/ Dauna Potts                   /s/ Mike Sintichakis
-----------------------          ---------------------------
Name                              MIKE SINTICHAKIS

5-246 Lawrence Ave.
----------------------
Address

Kelowna, B.C.